EXHIBIT 23.2




                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



      We hereby consent to the use in this Registration Statement on Form SB2 of our report dated March 21, 2001 (except for the third paragraph of Note 2, the date of which is March 28, 2001), relating to the financial statements as of and for the years ended December 31, 2000 and 1999, of Pick-Ups Plus, Inc.

                                       /s/LAZAR LEVINE & FELIX LLP
                                       -----------------------------------------
                                       LAZAR LEVINE & FELIX LLP




New York, New York
May 25, 2001